Exhibit 10.6

LAKELAND FINANCIAL CORPORATION

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

PURSUANT TO CHAPTER 34 OF THE INDIANA BUSINESS CORPORATION LAW

DECEMBER 17, 2020

The undersigned, being all of the directors of

LAKELAND FINANCIAL CORPORATION,

an Indiana corporation (the “Company”), entitled to vote on the matters discussed herein, acting pursuant to Chapter 34 of the Indiana Business Corporation Law, hereby consent to and adopt the following resolutions without a meeting, namely:

WHEREAS, Lake City Bank (the “Bank”) is a wholly owned subsidiary of the Company;

WHEREAS, the Bank maintains the Lake City Bank Amended and Restated Deferred Compensation Plan, effective as of December 9, 2008 (the “Plan”);

WHEREAS, Section 4.1 of the Plan generally requires the Plan to defer distribution to a participant of any amount otherwise due to be distributed from the participant’s plan account if such amount would not be tax deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code (the “Code”);

WHEREAS, the Tax Cuts and Jobs Act of 2017 amended Code Section 162(m), and as the consequence of such amendment, application of Section 4.1 of the Plan may result in a meaningful and significant delay in distribution of benefits to Plan participants;

WHEREAS, but for the amendment of Code Section 162(m), such significant delays in distributions to Plan participants likely would not have occurred;

WHEREAS, the IRS and the U.S. Department of Treasury have published the Proposed Regulations under Code Section 162(m), pursuant to which companies may rely on limited transition relief to remove any so-called Section 162(m) deferral provisions, such as Section 4.1 of the Plan, without causing a violation of Code Section 409A or otherwise impacting a plan’s grandfathered status under such Proposed Regulations;

WHEREAS, pursuant to Section 13.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan from time-to-time;

WHEREAS, the Board has reviewed the First Amendment to the Plan substantially in the form attached hereto as Exhibit A (the “First Amendment”);

WHEREAS, the Board has determined that it is in the best interests of the Company and Plan participants to hold Plan participants harmless against the amendment of Code Section 162(m), which amendment was not foreseeable by the Company when the Plan was amended and restated in 2008 and was not foreseeable by Plan participants when contributions into the Plan were made pursuant to the Plan’s terms;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of December 31, 2020, the Board has adopted the First Amendment.

FURTHER RESOLVED, that the President of the Company, and other proper officers of the Company designated by the President (the “Authorized Officers”), be, and each hereby is, authorized and directed in the name and on behalf of the Company, to carry out and perform fully the terms and provisions of each document delivered pursuant to the foregoing resolutions and to execute and deliver any and all such other consents, agreements, certificates, reports, applications, notices, instruments, and other documents, and to take any and all such other actions as the director or officer so doing considers, with the advice of counsel, necessary, appropriate, or convenient to carry out the intent and purpose of the foregoing resolutions, including but not limited to execution of that certain First Amendment in the form attached hereto as Exhibit A.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the directors of the Company has hereunto set his or her hand as of the date set forth above.

__________________________________ Blake W. Augsburger	__________________________________ Robert E. Bartels, Jr.
__________________________________ Darrianne P. Christian	__________________________________ Daniel F. Evans, Jr.
__________________________________ David M. Findlay	__________________________________ Thomas A. Hiatt
__________________________________ Michael L. Kubacki	__________________________________ Emily E. Pichon
__________________________________ Steven D. Ross	__________________________________ Brian J. Smith
__________________________________ Bradley J. Toothaker	__________________________________ Ronald D. Truex
__________________________________ M. Scott Welch

Exhibit A

FIRST AMENDMENT TO THE

LAKE CITY BANK AMENDED AND RESTATED DEFERRED COMPENSTION PLAN

Lake City Bank (the “Employer”) hereby adopts this First Amendment to the Lake City Bank Amended and Restated Deferred Compensation Plan (the “Plan”).

ARTICLE I

PREAMBLE

1.1       Adoption and Effective Date of Amendment. The Employer adopts this First Amendment to the Plan effective as of the “Effective Date” specified in Article II below.

ARTICLE II

ELIMINATION OF SECTION 4.1

2.1       Elimination of Section 4.1. Section 4.1 of the Plan is stricken in its entirety and replaced with the following:

“4.1      [Reserved.]”

2.2       Effective Date.  This First Amendment to the Plan is effective as of December 31, 2020, and shall apply to all amounts contributed under the Plan (without respect to whether such amount are grandfathered or non-grandfathered amounts for the purposes of the Proposed Regulations under Code Section 162(m), as published by the IRS and U.S. Department of Treasury on December 17, 2019).

* * * * * * *

This First Amendment has been executed December 31, 2020.

By:	/s/ David M. Findlay
Name:	David M. Findlay
Title:	President & Chief Executive Officer